==============================================================================

                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                     ----------------------------------

                                  FORM 8-K


                               CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934


                        Commission File Number 1-9601


      Date of Report (date of earliest event reported): March 23, 2006


                         K-V PHARMACEUTICAL COMPANY
           (Exact name of registrant as specified in its charter)


                DELAWARE                                 43-0618919
    (State or other jurisdiction of        (I.R.S. Employer Identification No.)
    incorporation or organization)

         2503 SOUTH HANLEY ROAD
          ST. LOUIS, MISSOURI                              63144
(Address of principal executive offices)                 (Zip Code)



                               (314) 645-6600
            (Registrant's telephone number, including area code)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

| | Written communications pursuant to Rule 425 under the Securities Act. | | Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
| | Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act.
| | Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

==============================================================================

Item  1.01        Entry into a Material Definitive Agreement.

                  On March 23, 2006, K-V Pharmaceutical Company (the "Company") entered into a new mortgage loan with LaSalle Bank National Association, one of the Company's primary lenders, in the principal amount of $43.0 million. The proceeds of the loan were used to repay existing mortgage loans aggregating to $9.8 million and the remaining net proceeds will be used for working capital and general corporate purposes. The previous loans bore interest rates varying from 5.31% to 7.57% per annum. The new loan bears interest at a fixed rate of 5.905% per annum over the loan's 15-year term. A portion of principal is paid monthly over the term of the loan. The loan is secured by mortgages on the Company's Metro Court, Corporate Woods and Corporate Exchange properties. Prepayment of the loan prior to maturity may require a prepayment premium based on "defeasance" provisions in the Note evidencing the loan. If the Company wishes to obtain a release of certain properties from the mortgage prior to maturity, the entire loan would be required to be prepaid, including any applicable prepayment premium.

                  A copy of the Promissory Note evidencing the new loan agreement is attached as Exhibit 99.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

                  See Item 1.01, which is incorporated by reference herein.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

                  On March 23, 2006, the Company's Board of Directors appointed Gerald R. Mitchell to fill a vacancy on the Board created by the death of Alan G. Johnson. Mr. Mitchell will serve the remainder of the term vacated by Mr. Johnson, which will expire at the Company's 2006 annual meeting of stockholders. It is anticipated that Mr. Mitchell will be nominated for re-election as a director at that meeting. It is not currently expected that Mr. Mitchell will serve on any Board committees. Mr. Mitchell, age 66, has served as a Vice President and the Chief Financial Officer of the Company since 1981.

Item  9.01        Financial Statements and Exhibits.

                  (c) The following exhibit is filed as part of this report:

                  Exhibit Number            Description
                  --------------            -----------

                       99 Promissory Note Dated as of March 23, 2006 among MECW, LLC, a wholly-owned subsidiary of the Company, as the Borrower and
                                            Lasalle Bank National
                                            Association, as the Lender

                  The Company has posted this Form 8-K on its Internet website at www.kvpharmaceutical.com.

                                    * * *

                                 SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: March 29, 2006

                         K-V PHARMACEUTICAL COMPANY



                         By: /s/ Richard H. Chibnall
                             -----------------------
                             Richard H. Chibnall
                             Vice President, Finance